UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)       July 8, 2009

Oilsands Quest Inc.
(Exact name of registrant as specified in its charter)
Colorado
(State or other jurisdiction of incorporation)
001-32994	98-0461154
(Commission File Number)	(I.R.S. Employer Identification No.)

800, 326-11th Avenue SW Calgary, Alberta Canada	T2R 0C5
(Address of principal executive offices)	(Zip Code)

(403) 263-1623
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01	REGULATION FD DISCLOSURE.

On July 8, 2009, Oilsands Quest Inc. (the “Company”) issued a press release announcing the release of independent resource estimates for its Eagles Nest property in Northern Alberta. The estimates were prepared by McDaniel & Associates Consultants Ltd., at the request of the Company with an effective date of June 30, 2009. The press release also announces that the Company is contemplating the spinoff of its oil shale and other mineral assets. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein. The press release is also available on the Company’s website at www.oilsandsquest.com.

Also, on July 8, 2009, Christopher Hopkins, Chief Executive Officer of the Company, will be presenting at the TD Newcrest Unconventional Oil Forum. The slide presentation is posted on the Company’s website at www.oilsandsquest.com.

In the future, the Company may also make available additional material information provided to investors on its website at the web address referenced above.

The information included in this Item 7.01, as well as Exhibit 99.1 referenced herein, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filings under the Securities Act of 1933, as amended.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.
(d)	Exhibits.
99.1	Press Release dated July 8, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  July 8, 2009

OILSANDS QUEST INC. (Registrant)
By:	/s/ Garth Wong
Name: Garth Wong Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated July 8, 2009.